                                                    Exhibit 23(b)

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199 and 333-07111, pertaining to the Sypris
Solutions, Inc. 1994 Stock Option Plan for Key Employees (Formerly Group Technologies Corporation 1994 Stock Option Plan for Key Employees), to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan (Formerly Group Technologies Corporation Independent Directors' Stock Option Plan), and to the Sypris Solutions, Inc. Stock Option Plan Dated January 22, 1990 (Formerly Group Technologies Corporation Stock Option Plan Dated January 22, 1990), of (i) our report dated March 6, 1998 with respect to the consolidated financial statements of Group Technologies Corporation included in the Annual Report (Form 10-K) for 1997 and (ii) our report dated April 3, 1998 with respect to the consolidated financial statements of Group Financial Partners, Inc. included in the Current Report (Form 8-K) dated March 30, 1998, both filed with the Securities and Exchange Commission.




                                   /s/ Ernst & Young LLP

Louisville, Kentucky
May 11, 1998